UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2016, the Board of Directors of Sparton Corporation, an Ohio corporation (the “Company”), approved and adopted the First Amendment (“Amendment”) to the Sparton Short-Term Incentive Plan (“Plan”). The Amendment modifies the Plan to include pro rata payment of awards to certain employees upon a Change of Control (as defined in the Amendment).

Specifically, in the event of a Change of Control, a Plan participant is entitled to the benefits specified in the participant’s actual incentive award, prorated to the amount due for the then-current fiscal year as of the end of the quarter immediately preceding the Change of Control. Such pro rata payments are to be made on the date of the Change of Control.

This summary of the terms of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	First Amendment to Sparton Short-Term Incentive Plan dated April 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: May 4, 2016	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to Sparton Short-Term Incentive Plan dated April 28, 2016